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                                                                    EXHIBIT 99.1
PROXY -- COMMON STOCK        LEVEL 8 SYSTEMS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                               DECEMBER 24, 1999



    STEVEN DMISZEWICKI and DENNIS MCKINNIE, or either of them, with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of common stock, par value $.001 per share, of Level 8 Systems, Inc. (the "Company") that the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held on December 24, 1999 at Template Software, Inc.'s headquarters, 45365 Vintage Park Plaza, Suite 100, Dulles, Virginia 20166 at 9:30 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for (i) the approval of the issuance of shares of the Company's common stock in accordance with the merger agreement among the Company, our wholly owned subsidiary, TSAC, Inc., and Template Software, Inc., and (ii) the approval of an amendment to the Company's 1997 Stock Option Plan as described in the joint proxy statement/prospectus, and in their discretion with respect to matters incident to the conduct of the meeting and matters as to which the Board of Directors does not know, as of a reasonable time before the solicitation of this proxy, are to be presented at the meeting.


    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDER(S) WITH RESPECT TO OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING, INCLUDING ANY ADJOURNMENTS THEREOF.

---------------------------------  DETACH HERE  --------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSAL 1 AND PROPOSAL 2.

NO. 1 Proposal to approve the issuance of shares of common stock in accordance with the merger agreement.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                 (Continued and to be signed on the Next Page)

NO. 2 Proposal to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of common stock subject to awards under the plan from 2,600,00 to 4,000,000 shares.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                                                DATED:
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                                                       1999

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                                                 Signature(s) of Stockholder(s)

Please mark and date the proxy and sign your name as it appears hereon. If executed by a corporation, a duly authorized officer must sign by name and title. Executors, administrators and trustees must so indicate when signing. If shares are held jointly, EACH holder must sign.